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                                                                   EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To USA Waste Services, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Chambers Development Company, Inc. 1993 Stock Incentive Plan of our report dated September 22, 1993 on Envirofil, Inc. included in the USA Waste Services, Inc.'s previously filed Amendment No. 2 to the Registration Statement on Form S-4 (File No. 33-59259) and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies incorporated by reference in the USA Waste Services, Inc.'s previously filed Amendment No. 2 to the Registration Statement on Form S-4 (File No. 33-59259).

                                                      ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 7, 1995